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                                                                  Exhibit 23.1


IBDO

ALMAGOR & CO. CPA (ISR)

7 Abba Hillel Rd. P.O. Box 3600
Zip 52134, Ramat-Gan, Israel
Tel: 972-3-5760606 Fax: 972-3-5754671


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ------------------------------------------


As independent public accountants, we hereby consent to the inclusion in the amendment to the Current Report (File No. 02-25826) on Form 8-K of Harmonic Lightwaves, Inc. of January 5, 1998 of our report dated May 28, 1997 with respect to the financial statements of N.M. New Media Communications Ltd.


Ramat-Gan, Israel                         IBDO Almagor & Co.
March 17, 1998                            Certified Public Accountants (Isr.)